Exhibit 99.1
For More Information Contact:

Media:	Investors:
Ingram Micro Inc.	Ingram Micro Inc.
Jim Trainor (714) 382-2378	Ria Marie Carlson (714) 382-4400
jim.trainor@ingrammicro.com	ria.carlson@ingrammicro.com

Chris Kelly (714) 382-3355	Kay Leyba (714) 382-4175
chris.kelly@ingrammicro.com	kay.leyba@ingrammicro.com

INGRAM MICRO REPORTS THIRD QUARTER 2006 RESULTS

     Worldwide sales increase 8 percent on solid demand
European sales and operating income hit third-quarter records

     SANTA ANA, Calif., Oct. 24, 2006 — Ingram Micro Inc. (NYSE: IM), the world’s largest technology distributor, today announced financial results for the third quarter of 2006, which ended Sept. 30, 2006.

     Worldwide sales for the third quarter were $7.51 billion, an 8-percent increase over the $6.96 billion posted in the year-ago period.

     Third-quarter net income was $58.5 million, or $0.34 per diluted share, which includes stock-based compensation expense of $6.5 million or approximately $0.03 per diluted share related to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R).

     In the prior-year period, net income based on generally accepted accounting principles (GAAP) was $48.4 million, or $0.29 per diluted share. These results included major-program and integration costs of $7.2 million related to the company’s outsourcing and optimization plan in North America and the integration of Tech Pacific, which the company acquired in November 2004. Last year’s results also included a charge of $8.4 million related to the redemption of the company’s outstanding senior subordinated notes and termination of related interest-rate swap agreements. Year-ago net income on a non-GAAP basis, which excludes these costs, was $60.0 million, or $0.36 per diluted share. In addition, financial results for the prior-year quarter were favorably impacted by a reduction in the 2005 effective tax rate from 31 percent in the first six months of the year to 29 percent for the year-to-date, as well as a benefit primarily related to the implementation of more efficient tax structures.

     “The company delivered another solid quarter with revenue growth in all four regions and double-digit operating income growth in North America and Europe,” said Gregory M. Spierkel, chief executive officer, Ingram Micro Inc. “In North America, we achieved a 164-basis-point operating margin, a testimony to the success of our strategic initiatives to profitably grow the business. Europe turned the corner after a highly

2-2-2 Ingram Micro Reports Third Quarter 2006 Results

competitive first half, delivering record third-quarter sales and operating income. Sales in Asia Pacific and

Latin America grew 13 and eight percent, respectively.”

Additional Third-Quarter Highlights

For more detail regarding the results outlined below, please refer to the financial statements and schedules attached to this news release or visit www.ingrammicro.com.

Regional Sales

o	North American sales were $3.37 billion (45 percent of total revenues), an increase of 9 percent versus the $3.09 billion reported in the year-ago quarter.

o	European sales were $2.43 billion (32 percent of total revenues), an increase of 4 percent versus a year ago. The translation impact of the relatively stronger European currencies had an approximate five- percentage point impact on comparisons to the prior year.

o	Asia-Pacific sales were $1.36 billion (18 percent of total revenues), an increase of 13 percent versus the $1.21 billion reported in the year-ago quarter.

o	Latin American sales were $349 million (5 percent of total revenues), an increase of 8 percent versus the $324 million reported in the year-ago quarter.

Gross Margin

     Gross margin in the 2006 third quarter was 5.40 percent, a decrease of 9 basis points versus the prior-year quarter, but an improvement of 10 basis points versus the second quarter of 2006.

Operating Expenses

o	Total operating expenses were $311.9 million, or 4.15 percent of revenues, versus $298.9 million, or 4.29 percent of revenues, in the year-ago quarter. The results for the current quarter included $6.5 million of non-cash stock compensation expenses and approximately $3.7 million in incremental technology enhancement costs, which were not included in the prior-year results. The combined effect of these items represented approximately 14 basis points of sales.

o	For comparison purposes, non-GAAP operating expenses in the year-ago period, excluding the $7.2 million in major-program and integration costs, were $291.7 million, or 4.19 percent of revenues.

Operating Income

     Worldwide operating income was $93.8 million, or 1.25 percent of revenues, including the 14 basis point impact of non-cash stock compensation and technology enhancement expense items noted above, compared to $82.9 million or 1.19 percent of revenues in the year-ago quarter. For comparison purposes, non-

3-3-3 Ingram Micro Reports Third Quarter 2006 Results

GAAP operating income in the year-ago period, excluding major-program and integration costs was $90.1 million, or 1.30 percent of revenues.

     The stock-based compensation expense associated with the adoption of SFAS 123R is presented as a separate reconciling amount in the company’s segment reporting; therefore, this expense is included in the worldwide operating results but not in the operating results of the regions.

o	North American operating income was $55.3 million, or 1.64 percent of revenues, versus $43.7 million, or 1.42 percent of revenues, in the year-ago quarter. For comparison purposes, in the year-ago period, North American operating income on a non-GAAP basis, excluding major-program costs, was $48.5 million or 1.57 percent of revenues.

o	European operating income was $23.6 million, or 0.97 percent of revenues, versus $21.0 million, or 0.90 percent of revenues, in the year-ago quarter.

o	Asia-Pacific operating income was $16.9 million, or 1.24 percent of revenues, versus $13.9 million, or 1.15 percent of revenues, in the year-ago quarter. For comparison purposes, in the year-ago period, Asia-Pacific operating income on a non-GAAP basis, excluding major-program and integration costs, was $16.4 million, or 1.36 percent of revenues.

o	Latin American operating income was $4.5 million, or 1.31 percent of revenues, versus $4.3 million, or1.34 percent of revenues in the year-ago quarter.

•	Other income and expenses for the quarter were $12.6 million, versus $20.7 million in the year-ago period. Other expenses in the prior year included a loss of $8.4 million on the redemption of the company’s outstanding senior subordinated notes and termination of related interest-rate swap agreements.

•	Total depreciation and amortization was $15.2 million.

•	Capital expenditures were $13.2 million.

Balance Sheet

•	The cash balance at the end of the quarter was $536 million, an increase of $211 million versus the end of 2005. Total debt was $707 million, an increase of $102 million from year-end 2005. Debt-to-capitalization, at 21 percent, was consistent with the end of last year.

•	Inventory was $2.24 billion versus $2.21 billion at the end of last year. Days of inventory outstanding were 29, two days higher than year-end, primarily reflecting the timing of product purchases and expected inventory build-up as the company prepares for the seasonally active fourth quarter.

4-4-4 Ingram Micro Reports Third Quarter 2006 Results

•	Working capital days were 24, an increase of three days from year-end 2005, reflecting an increase in days of inventory, as well as greater mix of consumer and retail sales.

     “Strong operating performances in North America and Europe drove the quarter’s results,” said William D. Humes, executive vice president and chief financial officer, Ingram Micro Inc. “While many markets remain competitive, we were able to move third-quarter gross margin back to the 5.40 percent level. Our success in North America is a credit to the entire team -- sales growth was in excess of industry estimates with strong operating leverage -- and Europe saw some easing of market pressures and began to drive improvements in gross margin, delivering a 13-percent increase in operating income.”

Nine-Month Period

     For the nine months ended Sept. 30, 2006, worldwide sales were $22.50 billion, an 8 percent increase over the $20.85 billion reported a year ago. Regional sales were $9.91 billion for North America (an 11 percent increase versus the prior-year period); $7.52 billion for Europe, (an increase of one percent in U.S. dollars, to which the translation impact of weaker European currencies had a minor negative effect on comparisons to the prior year); $4.04 billion for Asia-Pacific (an increase of 12 percent); and $1.04 billion for Latin America (an increase of 15 percent).

     Worldwide operating income for the nine-month period was $280.8 million, or 1.25 percent of revenues, versus $230.5 million, or 1.11 percent of revenues, reported a year ago. The current year-to-date results include $22.2 million of non-cash stock compensation expenses and approximately $8.1 million of incremental technology enhancement costs, which were not included in the prior-year results. The combined effect of these incremental items represents approximately 13 basis points of sales for the nine-month period. For comparison purposes, operating income on a non-GAAP basis excluding major-program costs of $31.0 million was $261.5 million, or 1.25 percent of revenues, in the prior-year period.

     Nine-month net income on a GAAP basis was $174.0 million, or $1.03 per diluted share, compared to $132.5 million, or $0.81 per diluted share, a year ago. For comparison purposes, nine-month net income on a non-GAAP basis excluding major-program costs, integration costs and special items was $158.3 million or $0.97 per diluted share in the prior-year period.

Outlook for the Fourth Quarter

     The following statements are based on the company’s current expectations and internal forecasts. These statements are forward-looking and actual results may differ materially, as outlined in the company's periodic filings with the Securities and Exchange Commission.

5-5-5 Ingram Micro Reports Third Quarter 2006 Results

For the fourth quarter 2006, ending Dec. 30, 2006, Ingram Micro expects:

  Revenue of $8.40 billion to $8.65 billion.

  Net income of $85 million to $92 million, or $0.50 to $0.54 per diluted share, which includes approximately $6.5 million or $0.03 per share for the effect of non-cash stock-based compensation expense in the fourth quarter 2006, as well as approximately $2.5 million or $0.01 per share in incremental costs for IT enhancements announced earlier this year. For comparison purposes, 2005 did not include these expenses.

  Approximately 171 million weighted average shares outstanding and a 28-percent effective tax rate.

     “We expect solid year-over-year sales growth and a sequential increase reflecting seasonality in line with historical norms,” said Spierkel. “We’ve made key strategic investments that have spurred our growth and extended our leadership position among the world’s IT and CE distributors. Ingram Micro is stronger and more competitive than ever before in its history, with a talented team leading us toward a successful future.”

Conference Call and Webcast

     Additional information about Ingram Micro’s financial results will be presented in a conference call with presentation slides today at 5 p.m. EDT. To listen to the conference call webcast and view the accompanying presentation slides, visit the company’s Web site at www.ingrammicro.com (Investor Relations section). The conference call is also accessible by telephone at (888) 455-0750 (toll-free within the United States and Canada) or (517) 308-9002 (other countries).

     The replay of the conference call with presentation slides will be available for one week at www.ingrammicro.com (Investor Relations section) or by calling (800) 678-3180 or (402) 220-3063 outside the United States and Canada.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about future revenues, sales levels, operating income, margins, stock-based compensation expense, integration costs, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on Ingram Micro's business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-end-user selling, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) integration of our acquired businesses and similar transactions involve various risks and difficulties -- our operations may be adversely impacted by an acquisition that (i) is not suited for us, (ii) is improperly executed, or (iii) substantially increases our debt; (3) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, and other related risks of our international operations may adversely impact our operations in that country or globally; (4) we may not achieve the

6-6-6 Ingram Micro Reports Third Quarter 2006 Results

objectives of our process improvement efforts or be able to adequately adjust our cost structure in a timely fashion to remain competitive, which may cause our profitability to suffer; (5) our failure to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services, could negatively impact our future operating results; (6) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (7) significant changes in supplier terms, such as higher thresholds on sales volume before distributors may qualify for discounts and/or rebates, the overall reduction in the amount of incentives available, reduction or termination of price protection, return levels, or other inventory management programs, or reductions in payment terms, may adversely impact our results of operations or financial condition; (8) termination of a supply or services agreement with a major supplier or product supply shortages may adversely impact our results of operations; (9) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates or we may be required to pay additional tax assessments; (10) we cannot predict with certainty, the outcome of the SEC and U.S. Attorney’s inquiries; (11) if there is a downturn in economic conditions for an extended period of time, it will likely have an adverse impact on our business; (12) we may experience loss of business from one or more significant customers, and an increased risk of credit loss as a result of reseller customers' businesses being negatively impacted by dramatic changes in the information technology products and services industry as well as intense competition among resellers --increased losses, if any, may not be covered by credit insurance or we may not be able to obtain credit insurance at reasonable rates or at all; (13) rapid product improvement and technological change resulting in inventory obsolescence or changes in demand may result in a decline in value of a portion of our inventory; (14) future terrorist or military actions could result in disruption to our operations or loss of assets, in certain markets or globally; (15) the loss of a key executive officer or other key employees, or changes affecting the work force such as government regulations, collective bargaining agreements or the limited availability of qualified personnel, could disrupt operations or increase our cost structure; (16) changes in our credit rating or other market factors may increase our interest expense or other costs of capital, or capital may not be available to us on acceptable terms to fund our working capital needs; (17) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions could negatively impact our future operating results; (18) future periodic assessments required by current or new accounting standards such as those relating to long-lived assets, goodwill and other intangible assets and expensing of stock options may result in additional non-cash charges; (19) seasonal variations in the demand for products and services, as well as the introduction of new products, may cause variations in our quarterly results; and (20) the failure of certain shipping companies to deliver product to us, or from us to our customers, may adversely impact our results of operations.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro's Annual Report on Form 10-K for the year ended December 31, 2005; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings. Ingram Micro disclaims any duty to update any forward-looking statements.

About Ingram Micro Inc.

     As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services, and product aggregation and distribution. The company serves 140 countries and is the only global IT distributor with operations in Asia. Visit www.ingrammicro.com.

# # #

© 2006 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Ingram Micro Inc.
Consolidated Balance Sheet
(Dollars in 000s)
(Unaudited)

	September 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$535,738	$324,481
Trade accounts receivable, net	3,035,866	3,186,115
Inventories	2,241,297	2,208,660
Other current assets	389,767	352,042

Total current assets	6,202,668	6,071,298

Property and equipment, net	172,752	179,435
Goodwill	636,635	638,416
Other	146,271	145,841

Total assets	$7,158,326	$7,034,990

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,244,446	$3,476,845
Accrued expenses	434,572	479,422
Current maturities of long-term debt	162,126	149,217

Total current liabilities	3,841,144	4,105,484

Long-term debt, less current maturities	545,096	455,650
Other liabilities	41,241	35,258

Total liabilities	4,427,481	4,596,392

Stockholders' equity	2,730,845	2,438,598

Total liabilities and stockholders' equity	$7,158,326	$7,034,990

Ingram Micro Inc.
Consolidated Statement of Income
(Dollars in 000s, except per share data)
(Unaudited)

	Thirteen Weeks Ended

	September 30, 2006	October 1, 2005

Net sales	$7,510,273	$6,959,334

Cost of sales	7,104,558	6,577,531

Gross profit	405,715	381,803

Operating expenses:
Selling, general and administrative(1)	313,022	296,888
Reorganization costs	(1,155)	1,981

	311,867	298,869

Income from operations	93,848	82,934

Interest and other	12,566	20,661

Income before income taxes	81,282	62,273

Provision for income taxes	22,759	13,873

Net income	$58,523	$48,400

Diluted earnings per share:
Net income	$0.34	$0.29

Diluted weighted average
shares outstanding	169,711,655	164,405,056

(1)	Stock-based compensation expense of $6,531 was recognized for the thirteen weeks ended September 30, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," which was adopted effective January 1, 2006.

Ingram Micro Inc.
Consolidated Statement of Income
(Dollars in 000s, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended

	September 30, 2006	October 1, 2005

Net sales	$22,504,684	$20,851,812
Cost of sales	21,301,766	19,722,994

Gross profit	1,202,918	1,128,818

Operating expenses:
Selling, general and administrative(1)	923,858	887,397
Reorganization costs	(1,704)	10,959

	922,154	898,356

Income from operations	280,764	230,462

Interest and other	39,064	49,424

Income before income taxes	241,700	181,038

Provision for income taxes	67,676	48,489

Net income	$174,024	$132,549

Diluted earnings per share:
Net income	$1.03	$0.81

Diluted weighted average
shares outstanding	169,635,969	163,584,100

(1)	Stock-based compensation expense of $22,174 was recognized for the thirty-nine weeks ended September 30, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," which was adopted effective January 1, 2006.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in 000s, except per share data)
(Unaudited)

	Thirteen Weeks Ended October 1, 2005

	As Reported Under GAAP		Special Items		Non-GAAP Financial Measure

Operating expenses	$298,869	(d)	$(7,215)	(a)	$291,654	(d)
Income from operations	82,934		7,215	(a)	90,149
Net income	48,400		11,572	(b)	59,972

Diluted earnings per share	$0.29		$0.07	(c)	$0.36

(a)	Includes: (1) costs associated with the Company's outsourcing and optimization plan in North America, comprised of reorganization costs of $709, primarily related to employee termination benefits for workforce reductions, and $4,008 charged to selling, general and administrative expenses, primarily comprised of consulting and retention expenses; and (2) costs associated with the integration of Tech Pacific in Asia-Pacific, comprised of reorganization costs of $1,286, primarily related to employee termination benefits for workforce reductions and lease exit costs for facility consolidations, and $1,226 charged to selling, general and administrative expenses, primarily comprised of consulting, and other costs associated with the integration; (3) partially offset by a credit adjustment of $14 in Europe for lower than expected costs to settle a lease obligation related to a previous action.

(b)	Includes adjustments noted in footnote (a) above as well as a pre-tax charge of $8,413 on the redemption of the Company's senior subordinated notes and termination of related interest-rate swap agreements, less estimated income taxes.

(c)	Includes adjustments noted in footnote (b) above on a per share basis, calculated by dividing the adjusted amounts by the diluted weighted average shares outstanding of 164,405,056.

(d)	As a percentage of net sales, GAAP operating expenses for the thirteen weeks ended October 1, 2005 represent 4.29% and non-GAAP operating expenses represent 4.19%. For comparative purposes, operating expenses for the thirteen weeks ended September 30, 2006 represent 4.15% of net sales.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in 000s, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended October 1, 2005

	As Reported Under GAAP		Special Items		Non-GAAP Financial Measure

Operating expenses	$898,356	(d)	$(31,021)	(a)	$867,335	(d)
Income from operations	230,462		31,021	(a)	261,483
Net income	132,549		25,797	(b)	158,346

Diluted earnings per share	$0.81		$0.16	(c)	$0.97

(a)	Includes: (1) costs associated with the Company's outsourcing and optimization plan in North America, comprised of reorganization costs of $6,319, primarily related to employee termination benefits for workforce reductions and an adjustment related to a previous action for a higher than expected lease obligation, and $14,682 charged to selling, general and administrative expenses, primarily comprised of consulting and retention expenses; and (2) costs associated with the integration of Tech Pacific in Asia-Pacific, comprised of reorganization costs of $4,675, primarily related to employee termination benefits for workforce reductions and lease exit costs for facility consolidations, and $5,380 charged to selling, general and administrative expenses, primarily comprised of consulting, retention and other costs associated with the integration, as well as incremental depreciation of fixed assets resulting from the reduction in useful lives to coincide with the facility closures associated with the integration; (3) partially offset by credit adjustments of $35 in Europe for lower than expected costs to settle lease obligations related to previous actions.

(b)	Includes adjustments noted in footnote (a) above as well as a pre-tax charge of $8,413 on the redemption of the Company's senior subordinated notes and termination of related interest-rate swap agreements, less estimated income taxes; and an income tax benefit of $2,201 for the reversal of previously accrued state income taxes related to gains on the sale of securities in 1999 and 2000.

(c)	Includes adjustments noted in footnote (b) above on a per share basis calculated by dividing the adjusted amounts by the diluted weighted average shares outstanding of 163,584,100.

(d)	As a percentage of net sales, GAAP operating expenses for the thirty-nine weeks ended October 1, 2005 represent 4.31% and non-GAAP operating expenses represent 4.16%. For comparative purposes, operating expenses for the thirty-nine weeks ended September 30, 2006 represent 4.10% of net sales.

Ingram Micro Inc.
Supplementary Information
Income from Operations
(Dollars in 000s)
(Unaudited)

	Thirteen Weeks Ended September 30, 2006

	Net Sales	Operating Income	Operating Margin

North America	$3,374,748	$55,299	1.64%
Europe	2,425,073	23,593	0.97%
Asia-Pacific	1,361,631	16,934	1.24%
Latin America	348,821	4,553	1.31%
Reconciling amount (stock-based compensation
under SFAS 123R)	-	(6,531)	-

Consolidated Total	$7,510,273	$93,848	1.25%

Ingram Micro Inc.
Supplementary Information
Income from Operations
(Dollars in 000s)
(Unaudited)

	Thirteen Weeks Ended October 1, 2005

	Net Sales	GAAP Operating Income	Special Items (a)	Non-GAAP Operating Income

North America	$3,086,104	$43,749	$4,717	$48,466
Europe	2,341,826	20,970	(14)	20,956
Asia-Pacific	1,207,845	13,884	2,512	16,396
Latin America	323,559	4,331	-	4,331

Consolidated Total	$6,959,334	$82,934	$7,215	$90,149

		GAAP Operating Margin	Special Items	Non-GAAP Operating Margin(b)

North America		1.42%	0.15%	1.57%
Europe		0.90%	(0.00%)	0.90%
Asia-Pacific		1.15%	0.21%	1.36%
Latin America		1.34%	-	1.34%

Consolidated Total		1.19%	0.11%	1.30%

(a)	Special items in 2005 include: (1) costs associated with the Company's outsourcing and optimization plan in North America, comprised of reorganization costs of $709, primarily related to employee termination benefits for workforce reductions, and $4,008 charged to selling, general and administrative expenses, primarily comprised of consulting and retention expenses; and (2) costs associated with the integration of Tech Pacific in Asia-Pacific, comprised of reorganization costs of $1,286, primarily related to employee termination benefits for workforce reductions and lease exit costs for facility consolidations, and $1,226 charged to selling, general and administrative expenses, primarily comprised of consulting and other costs associated with the integration; (3) partially offset by a credit adjustment of $14 in Europe for lower than expected costs to settle a lease obligation related to a previous action.

(b)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by net sales.

Ingram Micro Inc.
Supplementary Information
Income from Operations
Dollars in 000s)
(Unaudited)

	Thirty-nine Weeks Ended September 30, 2006

	Net Sales	Operating Income	Operating Margin

North America	$9,908,507	$160,551	1.62%
Europe	7,521,891	77,672	1.03%
Asia-Pacific	4,036,830	46,580	1.15%
Latin America	1,037,456	18,135	1.75%
Reconciling amount (stock-based compensation
under SFAS 123R)	-	(22,174)	-

Consolidated Total	$22,504,684	$280,764	1.25%

Ingram Micro Inc.
Supplementary Information
Income from Operations
(Dollars in 000s)
(Unaudited)

	Thirty-nine Weeks Ended October 1, 2005

	Net Sales	GAAP Operating Income	Special Items (a)	Non-GAAP Operating Income

North America	$8,943,314	$102,548	$21,001	$123,549
Europe	7,411,515	86,271	(35)	86,236
Asia-Pacific	3,592,986	30,887	10,055	40,942
Latin America	903,997	10,756	-	10,756

Consolidated Total	$20,851,812	$230,462	$31,021	$261,483

		GAAP Operating Margin	Special Items	Non-GAAP Operating Margin(b)

North America		1.15%	0.23%	1.38%
Europe		1.16%	(0.00%)	1.16%
Asia-Pacific		0.86%	0.28%	1.14%
Latin America		1.19%	-	1.19%
Consolidated Total		1.11%	0.15%	1.26%

(a)	Special items in 2005 include: (1) costs associated with the Company's outsourcing and optimization plan in North America, comprised of reorganization costs of $6,319, primarily related to employee termination benefits for workforce reductions and an adjustment related to a previous action for a higher than expected lease obligation, and $14,682 charged to selling, general and administrative expenses, primarily comprised of consulting and retention expenses; and (2) costs associated with the integration of Tech Pacific in Asia-Pacific, comprised of reorganization costs of $4,675, primarily related to employee termination benefits for workforce reductions and lease exit costs for facility consolidations, and $5,380 charged to selling, general and administrative expenses, primarily comprised of consulting, retention and other costs associated with the integration, as well as incremental depreciation of fixed assets resulting from the reduction in useful lives to coincide with the facility closures associated with the integration; (3) partially offset by credit adjustments of $35 in Europe for lower than expected costs to settle lease obligations related to previous actions.

(b)	Non-GAAP operating margin is calculated by dividing non-GAAP operating income by net sales.